EXHIBIT 99(c)
HUDSON UNITED BANCORP
REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS
                                    , 2005
THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, as a holder of common stock of Hudson United Bancorp, hereby appoints each of Donald P. Calcagnini and David A. Rosow, as Proxies, each with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of common stock of Hudson United which the undersigned is entitled to vote at the special meeting of shareholders to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on ___day, ___, 2005, at 10:00 a.m., local time, or any adjournment thereof.
     This Proxy may be revoked at any time before it is exercised.
     Shares of common stock of Hudson United will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve an Agreement and Plan of Merger, dated as of July 11, 2005, among TD Banknorth Inc., Hudson United Bancorp and, solely with respect to Article X of the Agreement, The Toronto-Dominion Bank. If any other matter is properly presented at the special meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.
     A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.
(Continued and to be signed on the reverse side)
SPECIAL MEETING OF SHAREHOLDERS OF
HUDSON UNITED BANCORP
                                    , 2005

PROXY VOTING INSTRUCTION
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE — Call toll free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the special meeting.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Proposal to approve an Agreement and Plan of Merger, dated as of July 11, 2005, among TD Banknorth Inc., Hudson United Bancorp, and, solely with respect to Article X of the Agreement, The Toronto-Dominion Bank.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.	In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.
     The Board of Directors of Hudson United recommends a vote “FOR” approval of the merger agreement. Such votes are hereby solicited by the Board of Directors.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

Signature:	Date:	Signature:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.